Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
Multimanager Core Bond Portfolio (AXA-VIP)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock 2022 Global Income Opportunity Trust (BGIO)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
BlackRock Credit Strategies Income - Investment Grade (BR-
MSBIG)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Strategic Global Bond Fund, Inc. (BR-WI)
BlackRock Credit Allocation Income Trust (Preferred Sleeve)
(BTZ-PREF)
BlackRock Total Return V.I. Fund (Ins - Var Ser) (BVA-BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Consulting Group Capital Markets Funds (CG-CGCM)
Brighthouse Funds Trust II - BlackRock Bond Income
Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
JNL/BlackRock Global Long Short Credit Fund (SMF_CC-GC)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)
UBS PACE Intermediate Fixed Income Investments Portfolio
(UBS-PACE)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
09-13-2017

Security Type:
BND/CORP


Issuer
Concho Resources Inc. (2047)

Selling
Underwriter
Merrill Lynch,Pierce,Fenner &
Smith  Incorporated

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC

[x] Other: MUFG Securities Americas Inc for
CG-CGCM


List of
Underwriter(s)

Merrill Lynch,Pierce,Fenner &
Smith  Incorporated,Barclays Capital
Inc.,Citigroup Global Markets Inc.,BMO
Capital Markets Corp.,Capital One
Securities,Inc.,Credit Suisse Securities
(USA) LLC,ING Financial Markets LLC,J.P.
Morgan Securities LLC,MUFG Securities
Americas Inc.,PNC Capital Markets LLC,RBC
Capital Markets,LLC,U.S. Bancorp
Investments,Inc.,Wells Fargo
Securities,LLC,BB&T Capital Markets,a
division of BB&T Securities,LLC,BBVA
Securities Inc.,CIBC World Markets
Corp.,Comerica Securities,Inc.,DNB
Markets,Inc.,KeyBanc Capital Markets
Inc.,Regions Securities LLC,SMBC Nikko
Securities America,Inc.

Transaction Details

Date of Purchase
09-13-2017


Purchase
Price/Share
(per share / %
of par)
$99.749

Total
Commission,
Spread or
Profit
0.875%


1.	Aggregate Principal Amount Purchased
(a+b)
$ 30,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$ 9,339,000

b. Other BlackRock Clients
$ 20,661,000

2.	Aggregate Principal Amount of
Offering
 $800,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.0375


Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Arushi Bhasin
Date: 09-21-2017
Global Syndicate Team Member




Approved by:
Steven DeLaura
Date: 09-21-2017
Global Syndicate Team Member